Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

HMN Financial, Inc.

We hereby consent to the incorporation by reference in Registration Statements Nos. 33-94388, 33-94386, 333-64232, 333-158893, 333-217714 on Form S-8, and No. 333-156883 on Form S-3 of HMN Financial, Inc. of our report dated March 6, 2020, relating to the consolidated financial statements and effectiveness of internal control over financial reporting, which appears in the Annual Report on Form 10-K of HMN Financial, Inc. for the year ended December 31, 2019.

CliftonLarsonAllen LLP

Minneapolis, Minnesota

March 6, 2020